AMENDED AND RESTATED
                            BUSINESS LOAN AGREEMENT


        This Amended and Restated Business Loan Agreement made September __, 1996, but effective as of September 21, 1996, by and between AGREE LIMITED PARTNERSHIP, a Delaware limited partnership, with its chief executive offices located at 31850 Northwestern Highway, Farmington Hills, Michigan 48334 (the "Borrower"), and MICHIGAN NATIONAL BANK, a national banking association, of 27777 Inkster Road (10-02), Farmington Hills, Michigan 48333-9065 (the "Bank").

        WHEREAS, Borrower and Bank entered into a Business Loan Agreement dated September 21, 1995, as amended on December 29, 1995 and June 17, 1996 ("Original Loan Agreement"), whereby Bank agreed to make a $5,000,000 Line of Credit Loan ("Loan") available to Borrower;

        WHEREAS, the Loan has matured or will mature on September 21, 1996;

        WHEREAS, borrower has requested the Bank to extend the maturity date of the Loan and modify and amend the terms and conditions of the Original Loan Agreement to evidence the extension of the Loan and the Bank has agreed to do so upon the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of and in reliance upon the foregoing recitals of fact (which are a material part of this Agreement) and the agreements among the parties set forth in this Agreement, the Original Loan Agreement is hereby amended and restated in its entirety and Borrower and Bank AGREE AS FOLLOWS:


I.      LOAN.

        The following Loans and any amendments, extensions, renewals or refinancings thereof are subject to this Agreement:

                 INTEREST                               MATURITY       LOAN
TYPE OF LOAN.      RATE              NOTE AMOUNT          DATE         DATE
-------------    --------           ------------        --------       ----
Line of Credit   MNB Prime         $5,000,000.00        9/22/97      9/21/96
                 or 225 b.p.
                 (2.25%) in
                 excess of
                 1-month LIBOR

Purpose of Loans listed above:

        Working capital, Letters of Credit, real estate investments and bridge facility to Line of Credit Facility.


II.     BORROWER'S REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants to Bank, all of which representations and warranties shall be continuing and shall survive the execution of this Agreement until all of the Indebtedness is fully paid to Bank and Borrower's obligations under this Agreement and the Related Documents are fully performed, as follows:

A. Borrower's Existence and Authority. Borrower is a Delaware limited partnership authorized to do business in the State of Michigan and each other jurisdiction where the nature of its business requires it to be so qualified, whose general partner is Agree Realty Corporation, a Maryland corporation ("Guarantor") qualified to do business in the State of Michigan and each other jurisdiction where the nature of its business requires it to be so qualified, and the Person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents.

B. Validity of Indebtedness and Agreement. Borrower's Indebtedness to Bank, this Agreement, and all Related Documents are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

C.      Nature of Borrower's Business. The nature of Borrower's business is:
        The acquisition and ownership of retail shopping centers and related business activities.

D. Financial Information. All financial information provided to Bank has been prepared and will continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly present the financial condition of Borrower and Guarantor. There has been no material adverse change in Borrower's and/or Guarantor's business, Property, or financial condition since the date of Borrower's latest Financial Statements provided to Bank.

E. Title and Encumbrances. Borrower and Guarantor own and have good title to all of their Property, and there are no liens or encumbrances on any of the Property except as have been disclosed to Bank in writing prior to the date of this Agreement and as are identified and listed in an attachment to this Agreement (the "Permitted Encumbrances"). Borrower agrees that Borrower shall not obtain further loans, leases, or extensions of credit from any Person identified in the Permitted Encumbrances list or otherwise without Bank's prior written consent.

F. No Litigation. There are no suits or proceedings pending before any court, government agency, arbitration panel, or administrative tribunal, or, to Borrower's knowledge, threatened against Borrower or Guarantor, which may result in any adverse change in the business, Property or financial condition of Borrower or Guarantor.

G. No Misrepresentations. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

H. Employee Benefit Plans. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

I. Environmental Compliance. Borrower and Guarantor are in full compliance and conformity with all applicable Environmental Laws and Borrower (and all Obligors) agree to indemnify and hold Bank harmless from all costs and expenses, including legal fees, incurred by Bank related to any Borrower or Guarantor violation of any Environmental Laws.


III.    AFFIRMATIVE COVENANTS.

        As of the date of this Agreement and continuing until Borrower's obligations under this Agreement and the Related Documents are fully performed and the Indebtedness is fully repaid to Bank, Borrower and Guarantor on a consolidated basis shall at all times:

A.      Financial Requirements.

         1. Maintain for the most recently ended twelve (12) month period, a ratio of Adjusted Funds from Operations to Total Interest Expense equal to or greater than 2.00 to 1.00;

         2. Maintain a consolidated Minimum Net Worth of not less than $23,092,200.00 plus 90% of the cash proceeds of any equity offering of Agree Realty net of underwriting discounts and commissions and other reasonable costs associated therewith; and

         3. Maintain for the most recently ended twelve (12) month period, a ratio of Adjusted Funds from Operations to Total Debt Service equal to or greater than 1.65 to 1.00;

B.      Books and Reports.

        1. Financial Statements. Within Ninety (90) days after the end of each fiscal year, Borrower shall cause to be furnished to Bank, in form acceptable to Bank, audited consolidated Financial Statements of the Borrower and Guarantor prepared and certified by certified public accountants acceptable to Bank.

        2. Financial Statements. Within forty-five (45) days after the end of each fiscal quarter Borrower shall cause to be furnished to Bank, in form acceptable to Bank, unaudited consolidated management Financial Statements of the Borrower and Guarantor, prepared by management and certified by Borrower's treasurer or chief financial officer.

        3. Operating Statements. Within forty five (45) days after the end of each fiscal quarter, Borrower shall cause to be forwarded to Bank, in form acceptable to Bank, quarterly operating statements for each of Borrower and Guarantor's real properties which are management prepared and certified by Borrower's treasurer or chief financial officer.

        4. Guarantor's SEC Information. (a) Within forty five (45) days after the end of each fiscal quarter, Borrower shall cause the Guarantor to furnish to Bank a copy of its current quarterly 10-Q report; and (b) within ninety (90) days after the end of each fiscal year, Borrower shall cause the Guarantor to furnish Bank a copy of its current annual 10-K report.

        5. Other. Promptly furnish to Bank such other information and reports concerning the Borrower's and/or Guarantor's business, Property, and financial condition as are provided to Borrower's and/or Guarantor's owners or as Bank shall request, and permit Bank to inspect, confirm, and copy Borrower's books and records at any time during Borrower's and/or Guarantor's normal business hours.

C. Notice of Adverse Events. Promptly notify Bank in writing of any litigation, governmental proceeding, default or any other occurrence which may have a material adverse effect on Borrower's and/or Guarantor's business, Property or financial condition.

D. Maintain Business Existence and Operations. Do all things necessary to keep in full force and effect Borrower's and Guarantor's corporate, partnership, proprietorship, trust, or other existence, as the case may be, and to continue its business described in Paragraph II C. as presently conducted. Borrower and Guarantor shall not change its corporate, partnership, proprietorship, trust, or other existence, nor sell or merge Borrower's or Guarantor's business, in whole or in part, to or with any other Person, without the prior written consent of Bank.

E. Insurance. Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as may be required by Bank. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Bank. Borrower shall provide evidence satisfactory to Bank of all insurance coverages and that the policies are in full force and effect, and for all insurance coverages upon any Property which is Collateral, the insurance policy shall be endorsed to provide Bank with a standard loss payable clause with not less than thirty (30) days advance written notice to Bank by the insurer of any cancellation or modification of coverage (CF12181185). Any failure by Borrower to maintain insurance as provided in this Agreement shall be an Event of Default and Bank may obtain insurance, without obligation to do so, and all amounts so expended by Bank shall be added to the Indebtedness or shall be payable on demand, at Bank's option.

F. Payment of Taxes. Promptly pay all taxes, levies and assessments due to all local, State and Federal agencies. Except to the extent that Borrower has established a cash reserve and is actively pursuing a tax appeal, any failure by Borrower to promptly pay any taxes, levies and assessments due shall be an Event of Default.

G.      Employee Benefit Plans.

        1. At all times meet the minimum funding requirements of ERISA concerning all of Borrower's employee benefit plans subject to ERISA.

        2. At no time allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan.

        3. At no time allow any employee benefit plan subject to ERISA to be the subject of voluntary or involuntary termination proceeding.

H. Environmental Laws Compliance/Notices/Indemnity. Strictly comply with all Environmental Laws applicable to Borrower's business. Borrower agrees to notify Bank, not later than ten (10) days after Borrower's receipt, of any summons, notice, lawsuit, citation, letter, or other advice received by Borrower from any Federal, State, or local agency or unit of government or other Person, which asserts that Borrower is in violation of any Environmental Laws. Borrower (and the Obligors) agree to indemnify and hold Bank harmless from all violations by Borrower of any Environmental Laws, which indemnity shall include all costs and expenses incurred by Bank, including legal fees, which are related to any violation by Borrower of any Environmental Laws, whether or not the Indebtedness has been paid at the time any such proceeding, claim, or action is instituted against Bank. Borrower further agrees that Bank may at any time, at Borrower's sole cost and expense, require Borrower to provide Bank with an environmental audit prepared by an independent environmental engineering firm acceptable to Bank, to confirm the continuing truth and accuracy of Borrower's environmental representations, warranties, and agreements set forth in this Agreement.

I. Use of Proceeds; Purpose of Loans. Use the proceeds of the Loan(s) only for Borrower's business described in Paragraph II C, and only for those purposes stated in Paragraph I.

J. Maintenance of Records; Change in Place of Business or Name. Keep all of its books and records at the address set forth in this Agreement, and give the Bank prompt written notice of any change in its principal place of business, in the location of Borrower's books and records, in Borrower's name, and of any change in the location of the Collateral.

K. Employment Laws. Strictly comply with all Federal and State laws pertaining to Borrower's employees, including by way of illustration but not of limitation, the Michigan Worker's Disability Compensation Act, MCL 418.101 et seq., as amended, Michigan Employment Security Act, MCL 421.1 et seq., as amended, and the Fair Labor Standards Act, 29 USC 201 et seq., as amended.

L. General Compliance with Law. At all times operate Borrower's business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, and refrain from and prevent Borrower's partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by Federal, State or local law.

M. Management Continuation. Borrower agrees that Richard A. Agrees shall continue to actively manage and operate Borrower's business, and acknowledges that the Bank has made the Loan in reliance thereon.

N. Qualification as REIT. Guarantor shall continue to qualify as a "qualified Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended from time to time, with no charter amendments permitted without Bank's prior written consent.

O. Ownership of REIT Shares. Richard A. Agree and Edward Rosenberg, shall at all times maintain an aggregate ownership interest in Borrower and/or its Guarantor of at least ten percent (10%) of the outstanding ownership interest therein.

P. Borrower's Operations. Operations of Borrower shall be limited to the acquisition and ownership of retail shopping centers and related business activities.


IV.     NEGATIVE COVENANTS.

        Until all of Borrower's obligations under this Agreement and the Related Documents are fully performed and the Indebtedness is fully repaid, Borrower shall not:

A. Total Debt. Permit the total Debt of Borrower and Guarantor including the Indebtedness, to exceed seventy (70%) percent of the Total Market Capital.

B. Distributions by Guarantor. Distribute or permit the Guarantor to distribute more than ninety-five percent (95%) of Funds from Operations.

C. Lien and Encumbrances. Mortgage, assign or encumber any of its property except to Bank.

D. No Borrowings, Guarantees, or Loans. Borrow money or act as Guarantor of any loan or other obligation or permit Guarantor to borrow money or act as guarantor of any loan or other obligation, without Bank's prior written consent, excluding loans or guaranties pursuant to the Line of Credit Agreement, and also excluding secured construction financing from Borders Group, Inc. and/or Borders, Inc.

E. Debt to Value. Permit the aggregate total indebtedness in respect of the Loan and the Line of Credit Facility to exceed 75% of the aggregate fair market value of the properties identified in Exhibit A hereto and more particularly described in the Mortgages, as set forth in the most recent FIRREA appraisals for the properties delivered to and acceptable to Bank.


V.      SECURITY FOR LOANS.

A. Security/Mortgage Interests. Borrower has granted to Bank, security/mortgage interests in certain Property as collateral security for the Loan and repayment of the Indebtedness, among which are the following Related Documents ("Mortgages" and "Assignments"):

        1. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Borman's Center, Roseville, MI
        2. Second Assignment of Leases and Rents dated May 14, 1995 for Borman's Center, Roseville, MI
        3. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Grayling Plaza, Grayling, MI
        4. Second Assignment of Leases and Rents dated May 14, 1995 for Grayling Plaza, Grayling, MI
        5. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Iron Mountain Plaza, Iron Mountain, MI
        6. Second Assignment of Leases and Rents dated May 14, 1995 for Iron Mountain Plaza, Iron Mountain, MI
        7. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Ironwood Commons, Ironwood, MI
        8. Second Assignment of Leases and Rents dated May 14, 1995 for Ironwood Commons, Ironwood, MI
        9. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Oscoda Plaza, Oscoda, MI
        10. Second Assignment of Leases and Rents dated May 14, 1995 for Oscoda Plaza, Oscoda, MI
        11. Second Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for Capital Plaza, Frankfort, KY
        12. Second Assignment of Leases and Rents dated May 14, 1995 for Capital Plaza, Frankfort, KY

        13. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated May 14, 1995 for West Frankfort Plaza, West Frankfort, IL
        14. Second Assignment of Leases and Rents dated May 14, 1995 for West Frankfort Plaza, West Frankfort, IL
        15. Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated June 6, 1996 for Omaha, NE (Borders Store #123, Birch Street)
        16. Second Assignment of Leases and Rents dated June 6, 1996 for Omaha, NE (Borders Store #123, Birch Street)
        17. Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated June 6, 1996 for Borders Store #122, Wichita, KS
        18. Second Assignment of Leases and Rents dated June 6, 1996 for Borders Store #122, Wichita, KS
        19. Second Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated June 6, 1996 for Borders Store #2, Columbus, OH
        20. Second Assignment of Leases and Rents dated June 6, 1996 for Borders Store #2, Columbus, OH
        21. Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated June 6, 1996 for Borders Store #129, Santa Barbara, CA
        22. Second Assignment of Leases and Rents dated June 6, 1996 for Borders Store #129, Santa Barbara, CA
        23. Second Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated June 17, 1996 for Borders Store #83, Aventura, FL
        24. Second Assignment of Leases and Rents dated June 17, 1996 for Borders Store #83, Aventura, FL
        25. Second Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated August 20, 1996 for Boynton Festival Market (Circuit City), Boynton Beach, Florida
        26. Second Assignment of Leases and Rents dated August 20, 1996 for Boynton Festival Market (Circuit City), Boynton Beach, Florida

        At such time as K-Mart Corporation's debt rating by both Moody's Corporation and Standard & Poor's Corporation is raised to investment grade or better (Baaa3/BBB-,respectively), upon request by Borrower, Bank shall release the Mortgages and Assignments; provided, however, that in the event K-Mart Corporation's debt rating by either Moody's Corporation or Standard & Poor's Corporation is downgraded to below investment grade (Baaa3/BBB-) thereafter,Borrower shall, on the day requested by Bank, grant, or cause to be granted to Bank, real estate mortgages and assignments of leases and rents,subject only to encumbrances acceptable to Bank, on all of the commercial properties described on Exhibit A attached hereto, or such other substitute properties as Bank in its sole discretion shall approve, as collateral for the Loan. Borrower shall at its sole expense also furnish Bank at the same time as it provides Bank with the aforementioned mortgages, those due-diligence documents associated with the mortgaged properties, including (without limitation) "as-built" surveys, title searches, and appraisals.

        Bank agrees that the Related Documents set forth at 23-26 above (the "Florida Related Documents") will not be recorded unless and until an Event of Default occurs under this Agreement or any Related Document which is not cured within any applicable grace period ("Uncured Default"). At any time upon or following the occurrence of an Uncured Default, Bank may record the Florida Documents, and Borrower shall pay to Bank upon demand all transfer, recording and documentary taxes and charges imposed by any applicable governmental authority, and any other costs and expenses incurred by Bank in connection therewith ("Recording Costs"). If Borrower fails to pay the Recording Costs upon demand therefor, Borrower hereby authorizes and directs Bank, at Bank's option, to make an Advance of the Loan payable to Bank in the amount of the Recording Costs.

B. Guaranty of Payment. The prompt payment of Borrower's Loans and Indebtedness to Bank has been guaranteed by the following Persons pursuant to an Amended and Restated Guaranty of even date herewith ("Guaranty"):

Guarantor Name                             Address                   Guaranty Amount
--------------                 --------------------------------      ---------------
Agree Realty Corporation       31850 Northwestern Highway            Unlimited
                               Farmington Hills, Michigan 48334

VI.     EVENTS OF DEFAULT.

        The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

A. Failure to Pay Amounts Due. Any principal or interest on any Indebtedness to Bank is not paid within ten (10) days following its due date.

B. Misrepresentation; False Financial Information. Any warranty or representation of Borrower or Guarantor in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower or Guarantor, are false or misleading in any material respect.

C. Noncompliance with Bank Agreements. Borrower or Guarantor breaches any covenant, term, condition or agreement under this Agreement, the Related Documents, the Line of Credit Agreement and any documents executed in connection therewith (collectively, the "Line of Credit Documents") or any other agreements, provided, however, except for those Events of Default otherwise referenced in this Section VI, for which no notice shall be given, the Borrower shall be given written notice of Events of Default under this Subsection C and shall have a period of thirty (30) days following such notice within which to cure such Events of Default.

D. Other Lender Default. Any non-Bank indebtedness of Borrower is declared to be due and payable prior to the stated maturity thereof, provided that Borrower has not cured such default within any applicable notice or grace period.

E. Judgments; Attachments; Tax Liens. There shall be entered against Borrower or any other Obligor, any judgment which materially affects Borrower's or any Obligor's business, Property or financial condition, or if any tax lien, levy, attachment, forfeiture, seizure, garnishment, execution or similar writ or process shall be issued against the Collateral or which materially affects Borrower's business, Property or financial condition, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of sixty (60) days after the date thereof.

F. Indictment. The institution of any criminal proceeding wherein forfeiture of Borrower's or Guarantor's Property is a potential penalty, and provided such proceedings are not dismissed within sixty
        (60) days thereafter.

G. Business Merger, Suspension, Bankruptcy. Borrower or any other Obligor shall sell or merge Borrower's business to or with any other Person; shall voluntarily suspend transaction of its business; shall generally not pay debts as they mature; shall make a general assignment for the benefit of creditors; shall file or have filed against Borrower or any other Obligor any reorganization or liquidation under the Bankruptcy Code or under any other State or Federal law for the relief of debtors, or a receiver, trustee or custodian shall be appointed for Borrower or any other Obligor for any portion of Borrower's or other Obligor's Property, which is not discharged within sixty (60) days after filing.


VII.    REMEDIES ON DEFAULT.

A. Acceleration. Upon the occurrence of any Event of Default, the Loans and all Indebtedness to Bank may, at the option of Bank, and without demand or notice of any kind, be declared to be immediately due and payable.

B. Remedies Cumulative. The remedies provided for in this Agreement are cumulative and not exclusive, and Bank may exercise any remedies available to it at law or in equity, and as are provided in this Agreement, the Related Documents, and any other agreement between Borrower and Bank.

C. No Waiver. No delay or failure of Bank in exercising any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Bank to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Bank's right to at any time, before or after any Event of Default, demand strict adherence to the terms of this Agreement and the Related Documents.

D. Bank's Right of Set-off. Upon the occurrence of any Event of Default, Bank shall have the right to apply any or all of Borrower's and any Obligor's bank accounts or any other Property held by Bank against any Indebtedness of Borrower to Bank.


VIII. CROSS-COLLATERALIZATION/CROSS-DEFAULT.

        Borrower agrees that all Collateral is security for the Loan under this Agreement and for all other Indebtedness of Borrower to Bank, whether or not such Indebtedness is related by class or kind and whether or not contemplated by the parties at the time of executing each evidence of Indebtedness. Any Borrower default, beyond any applicable grace or cure period under the terms of any Indebtedness to Bank or under the Line of Credit Documents shall constitute an Event of Default under this Agreement.


IX.     MISCELLANEOUS.

A. Compliance with Bank Agreements. Borrower acknowledges that it has read, and agrees to fully comply with this Agreement, the Related Documents, and all other agreements between Borrower and Bank.

B. Expenses. Borrower agrees to pay all of Bank's expenses incidental to perfecting Bank's security interests and liens, the Bank's payment of any insurance premiums, Uniform Commercial Code search fees, Environmental Laws inspections and audits, appraisals, and fees incurred by Bank for audits, inspection, and copying of Borrower's books and records. Borrower also agrees to pay all costs and expenses of Bank, including reasonable attorney fees, in connection with the enforcement of the Bank's rights and remedies under this Agreement, the Related Documents and any other agreement, and in connection with the preparation of any amendments, modifications, waivers or consents with respect to this Agreement.

C. Further Action. Borrower agrees, from time to time upon Bank's request, to make, execute, acknowledge, and deliver to Bank such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and repayment of the Loans.

D. Governing Law, Partial Illegality. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

E. Writings Constitute Entire Agreement; Modifications Only in Writing. This Agreement, the Related Documents and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties, and there are no other agreements, express or implied. This Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with this Loan. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, the Related Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors, estate representatives, and assigns, provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Bank's prior written consent.

F. Credit Inquiries. Borrower hereby authorizes Bank to respond to any credit inquiries received by Bank from trade creditors or other credit granting institutions.

G. Release of Claims Against Bank. In consideration of the Bank's making the Loans described in this Agreement, Borrower and the Obligor(s) do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or any of the Obligor(s) have against the Bank from the date of Borrower's first contact with Bank up to the date of this Agreement. Borrower and the Obligor(s) confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Related Documents and each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

H. Waiver of Jury Trial. Borrower and the Obligor(s) do each knowingly, voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement or under the Related Documents, and agree that any litigation between the parties concerning this Agreement and the Related Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and the Obligor(s) hereby confirm to Bank that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this Agreement and the Related Documents and each acknowledge and agree that Bank is relying upon this waiver in extending the Loans to Borrower.

I. Headings. All section and paragraph headings in this Agreement are included for convenience only and do not constitute a part of this Agreement.

J. Term of Agreement. Unless superseded by a later Business Loan Agreement, this Agreement shall continue in full force and effect until all of Borrower's obligations to Bank are fully satisfied and the Loans and Indebtedness are fully repaid.


X.      DEFINITIONS.

        The following words shall have the following meanings in this
        Agreement:

A. "Adjusted Funds from Operation" shall mean, for the period for which it is be determined, the operating income of Borrower and the Guarantor for such period, less operating expenses of Borrower and the Guarantor for such period, determined in accordance with GAAP, calculated on a basis consistent with the definitions of Net Operating Income and Operating Expenses herein; but excluding operating income and expenses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items,
        (iv) net income of a subsidiary that is unavailable to Borrower or the Guarantor, (iv) net income not readily convertible into Dollars or remittable to the United States, and (v) net income from corporations, partnerships, associations, joint ventures or other entities in which Borrower or the Guarantor or a subsidiary has a minority interest and in which Borrower or the Guarantor does not have Control, except to the extent actually received.

B. "Bank" shall mean Michigan National Bank, a national banking association, and any successor or assign.

C. "Base Rate" or "Prime Rate" shall mean that variable rate of interest from time to time established by the Bank designated in the Loan Promissory Note and Section I. of this Agreement as its base or prime commercial lending rate.

D. "Business Day" shall mean any day on which the Bank is open for normal commercial business transactions (other than ATM or other similar mechanical or automated services provided by Bank).

E. "Collateral" shall mean that Property which Borrower and any other Obligor has pledged, mortgaged, or granted Bank a security interest in, wherever located and whether now owned or hereafter acquired, together with all replacements, substitutions, proceeds and products thereof, as collateral security for the Loan.

F. "Control" shall mean in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which his voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of al of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends, or distributions) and pay dividends or distributions only on a nonparticipating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interest, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

G. "Debt" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument,
        (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by an lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all contingent liabilities of such Person, (vi) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (vii) all indebtedness and liabilities secured by any lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (viii) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement,
        (ix) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all capitalized leases, and (x) all indebtedness, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest.

H. "Environmental Laws" shall mean all laws, regulations, and rules of the United States of America, State of Michigan, and local authorities which pertain to the environment, including but not limited to, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act- (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Resource Recovery Act (MCL 299.501 et seq.), Environmental Response Act (MCL 299.601), and Underground Storage Tank Regulatory Act (MCL 299.701 et seq. and 299.801 et seq.), as each of said statutes have been or are hereafter amended, together with all rules and regulations promulgated by the Environmental Protection Agency and Michigan Department of Natural Resources and all additional environmental laws, rules, and regulations in effect on the date of this Agreement and as may be enacted and effective.

I. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

J. "Event of Default" shall mean any of the events described in Section VI of this Agreement or in the Related Documents.

K. "Financial Statements" shall mean all balance sheets, cash flows, earnings statements, and other financial information (whether of the Borrower or an Obligor) which have been, are now, or are in the future furnished to Bank.

L. "Funds from Operations" shall mean the consolidated net income (loss) calculated in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales (or adjustments to basis or properties or other assets), plus non-cash charges (primarily depreciation and amortization), and after adjustments for unconsolidated partnerships and joint ventures, which adjustments shall be calculated on the same basis.

M. "GAAP" shall mean "generally accepted accounting principles" consistently applied, as set forth from time to time in the Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support.

N. "Indebtedness" or "Obligations" shall mean all Loans, indebtedness, and obligations of Borrower to Bank, including but not limited to any Bank advances for payments of insurance, taxes, amounts advanced by Bank to protect its interest in the Collateral, overdrafts in deposit accounts with Bank, and all other indebtedness, obligations and liabilities of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

O. "LIBOR Rate" shall equal 225 basis points in excess of the 1-month LIBOR, as such term is defined in the Addendum to Amended and Restated Business Loan Agreement (Line of Credit with Letter of Credit Advances).

P. "Line of Credit Agreement" shall mean the Line of Credit Agreement between Borrower, Guarantor, Bank, NBD Bank and LaSalle National Bank dated as of November 14, 1995, as now or hereafter amended or supplemented ("Line of Credit Agreement").

Q. "Line of Credit Facility" shall mean the line of credit loan made to Borrower under the Line of Credit Agreement.

R. "Michigan National Bank Prime Rate" or "MNB Prime" shall mean that variable rate of interest so designated and from time to time established by Michigan National Corporation as the Michigan National Bank prime commercial lending rate.

S. "Net Operating Income" shall mean, with respect to any property, the gross income derived from the operation of such Property, less Operating Expenses attributable to such property, accounted for on an accrual basis, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, and water and sewer charges, and Operating Expenses actually paid or payable on an accrual basis attributable to such property as set forth on operating statements satisfactory to Bank. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate. Notwithstanding the foregoing, Net Operating Income shall not include (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the property for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received from affiliates of Borrower or the Guarantor, which amounts do not represent pass-through rent payments received from bonafide third party tenants, (v) interest income, and (vi) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or the Guarantor or its agents or representatives.

T. "Net Worth" shall mean the difference between Borrower's total assets and total liabilities, as determined under GAAP.

U. "Obligor" shall mean any person having any obligation to Bank, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to any guarantors of Borrower's Indebtedness.

V. "OP Units" shall mean operating units of Borrower as defined in Borrower's partnership agreement.

W. "Operating Expenses" shall mean with respect to any property, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses to be paid or payable, as determined in accordance with GAAP, the Borrower or the Guarantor during that period in connection with the operation of such property for which it is to be determined, including without limitation:

               (i) expenses for cleaning, repair, maintenance, decoration and painting of such property (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

              (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower and Guarantor's on-site personnel, engage din the repair, operation and maintenance of such property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower;

             (iii) actual management fees, if any, together with any allocated management fees or similar fees received from tenants or other parties. Such fees shall include all fees for management services whether such services are performed at such property or off-site;

              (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other similar item and the cost of building and cleaning supplies;

               (v) the cost of any leasing commissions and the tenant concessions or improvements payable by Borrower, the Guarantor pursuant to any leases which are in effect for such property at the commencement of that period as such costs are recognized in accordance with GAAP, but no less than a straight line basis over the remaining term of the respective Lease, exclusive of any renewal or extension or similar options;

              (vi) rent, liability, casualty and fidelity insurance premiums;

             (vii) legal, accounting and other professional fees and expenses;

            (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

              (ix) real estate and other taxes;

               (x) advertising and other marketing costs and expenses;

              (xi) casualty losses to the extent not reimbursed by a third party; and

             (xii) all amounts that should be reserved, as reasonably determined by Borrower and the Guarantor with approval by Bank in its reasonable discretion, for repair or maintenance of the property and to maintain the value of the property.

        Notwithstanding the foregoing, Operating Expenses shall not include
(i) depreciation or amortization or any other non-cash items of expense; (ii) interest, principal, fees, costs and expense reimbursements of Bank in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; or (iii) any expenditure (other than leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP.

X. "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person succeeding to the powers and functions of the Pension Benefit Guaranty Corporation.

Y. "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency or other entity.

Z. "Property" shall mean all of Borrower's (or other Obligor's, as applicable) assets, tangible and intangible, real and personal.

AA. "Related Documents" shall mean any and all documents, promissory notes, security agreements, leases, mortgages, guaranties, pledges, "swap agreement" (within the meaning of the United States Bankruptcy Code of 1978, as amended, 11 USC 101 et seq.) and any other documents or agreements executed in connection with this Agreement. The term shall include both documents existing before, at the time of execution of this Agreement, and documents executed after the date of this Agreement.

AB. "Total Debt Service" shall mean for the period for which it is to be determined, the amount of interest and regularly schedule principal payments payable during such period in respect of Debt of Borrower and the Guarantor, taking into account any interest rate swap, cap or other interest rate management agreement; provided that the entity providing such interest rate management agreement maintains a credit rating by S&P of equal to or exceeding "A" or the equivalent rating by Moody's.

AC.    "Total Interest Expense" shall mean for the period for which it is to be determined, the aggregate of all interest paid or payable by Borrower and the Guarantor with respect to Debt, as determined in accordance with GAAP.

AD. "Total Interest Bearing Funded Debt" shall mean, as of any date, the outstanding principal amount of interest bearing indebtedness for borrowed money of Borrower and the Company.

AE. "Total Market Capital" shall mean, as of any date the sum of (i) Total Interest Bearing Funded Debt, and (ii) the product of the market value per share of the common stock the Guarantor calculated on the basis of the closing quotation published in the section entitled "New York Stock Exchange Composite Transaction" in the Wall Street Journal published in New York, New York on the date such calculation is made, times the total number of shares of the common stock of the Guarantor issued and outstanding ("Guarantor Share Price") and (iii) the Guarantor Share Price times the total number of issued and outstanding OP Units.


XI.     ADDITIONAL PROVISIONS:

A.      Effect of this Agreement and Construction with Related Documents:

        This Agreement shall not be construed as an agreement to substitute a new obligation or to extinguish an obligation under the Original Loan Agreement or the Related Documents and shall not constitute a novation as to the obligations of the parties. If any express conflict shall exist between the agreements of the parties herein and as set forth in the Related Documents, this Agreement shall govern and supersede the agreements set forth in the previous documents. The Related Documents shall continue in full force and effect, and except as above specifically modified and amended, shall be unamended, unchanged, and unmodified by this Agreement and shall continue to secure to Bank the repayment and performance of Borrower's Indebtedness to Bank.

B. Addendum. See Addendum to Amended and Restated Business Loan Agreement (Line of Credit with Letter of Credit Advances) attached hereto and incorporated herein.

        IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.


                                         BORROWER:

                                         AGREE LIMITED PARTNERSHIP, a
                                         Delaware limited partnership

                                         By:   Agree Realty Corporation,
                                               a Maryland corporation
                                         Its:  General Partner

                                               By:/s/ Richard A. Agree
                                                  -------------------------
                                                  Richard A. Agree
                                               Its: President


                                         BANK:

                                         MICHIGAN NATIONAL BANK,
                                         a national banking association


                                         By: /s/ Sheila E. Maples
                                            -------------------------------
                                               Sheila E. Maples
                                         Its: Vice President

                            AGREEMENT OF GUARANTORS

By executing this Agreement the undersigned "Guarantor" agrees that the Indebtedness of Borrower is and, notwithstanding this Agreement, will continue to be guaranteed to Bank in accordance with the terms of the Guaranty agreement heretofore executed and delivered by Guarantor to Bank, without limit. In addition, Guarantor: (1) acknowledges and agrees that the Guarantor has completely read and understands this Agreement; (2) consents to all of the provisions of this Agreement relating to Borrower; (3) acknowledges and agrees that the Guaranty executed and delivered by the undersigned continues in full force and effect; (4) acknowledges receipt of good and lawful consideration for execution of the guaranty agreement and this Agreement; (5) agrees promptly to furnish such Financial Statements to Bank concerning the Guarantor as Bank shall reasonably request; (6) agrees to all of those portions of this Agreement which apply to Guarantor; (7) acknowledges and agrees that this Agreement has been freely executed without duress and after an opportunity was provided to Guarantor for review of this Agreement and the guaranty agreement by competent legal counsel of Guarantor's choice; and (8) acknowledges that the Bank has provided Guarantor with a copy of this Agreement, the guaranty agreement, and such other Related Documents as Guarantor has requested.


                                   GUARANTOR:

                                   AGREE REALTY CORPORATION,
                                   a Maryland corporation


                                   By:  /s/ Richard A. Agree
                                      -----------------------------------
                                         Richard A. Agree
                                   Its: President

                                   EXHIBIT A

                             Commercial Properties

1.      A & P, Borman Center, Roseville, Michigan

2.      Capital Plaza, Shopping Center, Frankfort, Kentucky

3.      Grayling Plaza, I-75 Business Loop, Grayling, Michigan

4.      Iron Mountain Plaza, U.S. Highway 141, Iron Mountain, Michigan

5.      Ironwood Commons, U.S. Highway 2, Ironwood, Michigan

6.      Oscoda Plaza, U.S. Highway 23, Oscoda, Michigan

7.      West Frankfort, Plaza, West Frankfort, Illinois

8.      Borders Store #2, Columbus, Ohio

9.      Borders Store #123, Omaha, Nebraska

10.     Borders Store #122, Wichita, Kansas

11.     Borders Store #129, Santa Barbara, California

12.     Borders Store #83, Aventura, Florida

13.     Boynton Festival Market (Circuit City), Boynton Beach, Florida

                                   EXHIBIT B

                            Permitted Encumbrances

First mortgage liens and related security interests have been granted to the following lenders on the projects described below:

A.      Nationwide Insurance Company

        1.     Charlevoix Commons

        2.     Chippewa Commons

        3.     Marshall Plaza II

        4.     Petoskey Town Center

        5.     Plymouth Commons

        6.     Rapids Associates

        7.     Shawano Plaza

B.      Travelers Indemnity

        1.     North Lakeland Plaza

C.      American United Life

        1.     Winter Garden Plaza

D.      Michigan National Bank

        1.     Perrysburg Plaza

E.      Michigan National Bank, NBD Bank and LaSalle National Bank

        1.     The properties listed on Exhibit A to this Agreement.